                                                                     EXHIBIT 4.1

                      1994 LONG-TERM STOCK INCENTIVE PLAN
                                       OF
                              SEMTECH CORPORATION
                                   AS AMENDED


     1. PURPOSE OF THE PLAN. This 1994 Long-Term Stock Incentive Plan, as amended, of Semtech Corporation (the "Plan") is intended to encourage officers and key employees of, and consultants to, the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms, to provide compensation opportunities for superior financial results and outstanding personal performance, to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and to assist in attracting and retaining the best available individuals to the Company and its Subsidiaries.

     2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

     2.1 "Affiliate" shall mean, with respect to any specified person or
         -----------
entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

     2.2 "Award" shall mean an SAR, an Option, an Option granted in tandem with
         -------
an SAR, a Performance Share, a Stock Bonus Award, or any or all of them.

     2.3 "Award Agreement" shall mean a written agreement in such form as may
         -----------------
from time to time be hereafter approved by the Committee, which Award Agreement shall set forth the terms and conditions of an Award under the Plan, and be duly executed by the Company and the Participant.

     2.4 "Board" shall mean the Board of Directors of the Company.
         -------

     2.5 "Change in Control" shall mean a pending or threatened takeover bid,
         -------------------
tender offer or exchange offer for twenty percent (20%) or more of the outstanding Common Stock or any other class of stock or securities of the Company (other than a tender offer or exchange offer made by the Company or any Subsidiary), whether or not deemed a tender offer under applicable federal or state law, or in the event that any person makes any filing under Section 13(d) or 14(d) of the Exchange Act with respect to the Company, other than a Schedule 13G.

     Notwithstanding anything in this Section 2.5 to the contrary, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding voting securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

     2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from
         ------
time to time, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

     2.7  "Commission" shall mean the United States Securities and Exchange
          ------------
Commission and all successors thereto.

     2.8  "Committee" shall mean the committee appointed by the Board in
          -----------
accordance with Section 4 of the Plan; provided, however, that only those members of the Committee who participate in decisions relative to Awards under this Plan shall be deemed to be part of the "Committee" for purposes of this Plan.

     2.9  "Company" shall mean Semtech Corporation, a Delaware corporation.
          ---------

     2.10  "Common Stock" shall mean the common stock, par value $.01 per share,
           --------------
of the Company.

     2.11  "Disability" shall mean a medically determinable physical or mental
           ------------
impairment which has made an individual incapable of engaging in any substantial gainful activity. A condition shall be considered a Disability only if (i) it can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and (ii) the Committee, based upon medical evidence, has expressly determined that Disability exists.

     2.12  "Disinterested Person" shall mean a member of the Board who is a
           ----------------------
"disinterested person" within the meaning of Rule 16b-3(c)(2)(i) promulgated by the Commission under the Exchange Act, or any successor rule.

     2.13  "Eligible Participants" shall mean Employee officers (including
           -----------------------
officers who are members of the Board), other key Employees and consultants of the Company or any of its Subsidiaries.

     2.14  "Employees" shall mean individuals who are employed (within the
           -----------
meaning of Section 3401 of the Code and the regulations thereunder) by the Company or a Subsidiary.

     2.15  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           --------------
amended from time to time, and reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

     2.16  "Exercise Price" shall mean the price per Share, determined by the
           ----------------
Committee, at which an Option may be exercised.

     2.17  "Fair Market Value" shall mean the value of one (1) Share of Common
           -------------------
Stock, determined as follows:

           (i) If the Shares are traded on an exchange or over-the-counter on the National Market System (the "NMS") of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), (A) if listed on an exchange, the closing price as reported for composite transactions on the business day immediately prior to the date of valuation or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such exchange on such date, and (B) if traded on the NMS, the last sale price on the business day immediately prior to the date of valuation or, if no sale occurred on such date, then the mean between the highest bid and lowest asked prices as of the close of business on the business day immediately prior to the date of valuation, as reported in the NASDAQ system;

           (ii) If the Shares are not traded on an exchange or the NMS but are otherwise traded over-the-counter, the mean between the highest bid and lowest asked prices quoted in the NASDAQ system as of the close of business on the business day immediately prior to the date of valuation or, if on such day such security is not quoted in the NASDAQ system, the mean between the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; and

           (iii) If neither clause (i) nor (ii) above applies, the fair market value as determined by the Administrator in good faith. Such determination shall be conclusive and binding on all persons.

     2.18  "Incentive Stock Option" shall mean an Option meeting the
           ------------------------
requirements and containing the limitations and restrictions set forth in
Section 422 of the Code.

     2.19  "Non-Qualified Stock Option" shall mean an Option other than an
           ----------------------------
Incentive Stock Option.

     2.20  "Option" shall mean the right to purchase, at a price and for a term
           --------
fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

     2.21  "Participant" shall mean any Eligible Participant to whom a grant of
           -------------
an Award has been made and is outstanding under the Plan.

     2.22  "Performance Objectives" shall mean the specific targets and
           ------------------------
objectives established by the Committee under the following four factors: earnings per share of the Common Stock, return on average stockholders' equity, return on capital, and other specific objectives established by the Committee. Earnings per share, return on average stockholders' equity, return on capital and total Company stockholder returns shall be determined by and measured in accordance with generally accepted accounting principles as utilized by the Company in its reports filed under the Exchange Act.

     2.23  "Performance Period" shall mean a period of time established by the
           --------------------
Committee for which Performance Objectives have been established, of not less than one nor more than ten consecutive Company fiscal years.

     2.24  "Performance Share" shall mean a right, granted to a Participant
           -------------------
under Section 12 of the Plan, representing a fixed number of shares of Common Stock which vests at a specified time or over a period of time in accordance with a Performance Objective or Performance Objectives.

     2.25  "Plan" shall mean this 1994 Long-Term Stock Incentive Plan, as
           ------
amended.

     2.26  "Regulation T" shall mean Part 220, Chapter II, Title 12 of the Code
           --------------
of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

     2.27  "Retirement" shall mean the voluntary cessation of employment by an
           ------------
Employee upon the attainment of age sixty-five (65) and the completion of not less than twenty (20) years of service with the Company or a Subsidiary.

     2.28  "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and
           ------------
Regulations of the Exchange Act (or any successor rule or regulation).

     2.29  "SAR" shall mean a stock appreciation right, which is a right to
           -----
receive cash, Shares, or a combination of cash and Shares, as determined or approved by the Committee in its sole discretion, in an amount per SAR no greater than the excess, if any, of (i) the Fair Market Value of a Share on the date the SAR is exercised, over (ii) the SAR Base Price.

     2.30  "SAR Base Price" shall mean the Fair Market Value of a Share on the
           ----------------
date an SAR was granted, or if the SAR was granted in tandem with an Option (whether or not the Option was granted on a different date than the SAR), in the Committee's discretion, the Exercise Price of a Share subject to the Option.

     2.31  "Section 16 Participant" shall mean a Participant who is (or, in the
           ------------------------
opinion of the Administrator, may be) generally subject to the Section 16 Requirements with respect to purchases and sales of Common Stock or other equity securities of the Company.

     2.32  "Section 16 Requirements" shall mean those obligations and
           -------------------------
requirements imposed by Sections 16(a) and 16(b) of the Exchange Act and the rules of the Commission promulgated thereunder.

     2.33  "Securities Act" shall mean the Securities Act of 1933, as amended
           ----------------
from time to time, and reference to any specific provisions of the Securities Act shall refer to the corresponding provisions of the Securities Act as it may hereafter be amended or replaced.

     2.34  "Share" or "Shares" shall mean a share or shares of the Common Stock,
           -------    --------
any security of the Company issued in lieu of or in substitution of the Common Stock or, if by reason of the adjustment provisions contained herein any rights under an Award under the Plan pertain to any other security, such other security.

     2.35  "Stock Bonus Award" shall mean Shares or the right to receive Shares,
           -------------------
but which may, in the Committee's sole discretion, be subject to forfeiture and/or other restrictions set forth in the related Award Agreement and the Plan. Stock Bonus Awards may be granted as a bonus for services rendered, an incentive for services to be rendered, or both. Stock Bonus Awards may be subject to restrictions which lapse over time with or without regard to Performance Objectives as the Committee in its sole discretion shall determine.

     2.36  "Subsidiary" shall mean any corporation in an unbroken chain of
           ------------
corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.37  "Successor" shall mean the legal representative of the estate of a
           -----------
deceased Participant or the person or persons who shall acquire the right to exercise an Award by bequest or inheritance or by reason of the death of the Participant.

     2.38  "Ten-Percent Stockholder" shall mean an individual who "owns" as
           -------------------------
defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent, or if applicable, a Subsidiary.

     2.39  "Term" shall mean the period during which a particular Award may be
           ------
exercised.

     2.40  "Window Period" shall mean the period beginning on the third business
           ---------------
day following the date of release of the financial data specified in paragraph
(e)(l)(ii) of Rule 16b-3 and ending on the twelfth business day following such date.

     3.  STOCK SUBJECT TO THE PLAN.

         3.1 MAXIMUM NUMBER OF SHARES TO BE AWARDED. The maximum number of Shares for which Awards may be granted under the Plan shall be seven hundred thousand (700,000). Notwithstanding anything to the contrary contained in this
Section 3.1., in no event shall more than 700,000 Shares be cumulatively available for Awards of Incentive Stock Options under this Plan. The number of SARs payable in cash under the Plan shall be counted when computing the total number of Shares available for Awards under the Plan to the extent they are paid out in cash and to the extent such SARs are intended to satisfy the exclusion of Rule 16a-1(c)(3)(i) under the Exchange Act.

         3.2 CERTAIN LIMITATIONS. The maximum number of Shares with respect to which Awards related to Shares may be granted during the life of this Plan to any Eligible Participant shall be twenty percent (20%) of the number of Shares available under the Plan. The maximum dollar value with respect to Awards payable in cash which may be granted during any Performance Period to any Eligible Participant shall be twenty-five thousand dollars ($25,000).

         3.3 SHARES UNDERLYING EXPIRED, CANCELLED OR UNEXERCISED AWARDS. Any Shares subject to issuance upon exercise of an Option or SAR, but which are not issued because of a surrender, lapse, expiration or termination of any such Option or SAR prior to issuance of the Shares, or any Shares subject to an SAR exercised for cash, shall once again be available for issuance in satisfaction of Awards. Similarly, any Shares issued or issuable pursuant to a Stock Bonus Award and Performance Shares which are subsequently forfeited or not issued pursuant to the terms of the grant shall once again be available for issuance in satisfaction of Awards; provided, however, that any Shares issued or issuable pursuant to an Award which are subsequently forfeited or not issued as to which the forfeiting Participant received any benefits of ownership such as dividends (but excluding voting rights) from the Shares (as determined under Rule 16b-3) shall not be available again for issuance.

     4. ADMINISTRATION OF THE PLAN. The Board shall appoint the Committee, which shall consist of not less than two (2) members of the Board, each of whom is a Disinterested Person. In addition, unless the Board determines otherwise, the Committee shall be comprised solely of "outside" directors within the meaning of
Section 162(m)(4)(C)(ii) of the Code. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Eligible Participants to whom Awards shall be granted, the number of Shares or SARs to be covered by each of the Awards, and the terms (including restrictions) of any such Award; to amend or cancel Awards (subject to Section 21 of the Plan); to accelerate the vesting of Awards; to require the cancellation or surrender of any options, stock appreciation rights or stock bonus awards (to the extent the restrictions have not yet lapsed) previously granted under this Plan or any other plans of the Company as a condition to the granting of an Award; to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable. All determinations and decisions by the Committee in the exercise of its powers shall be final, binding and conclusive. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

     5. ELIGIBLE PARTICIPANTS TO WHOM AWARDS MAY BE GRANTED. Awards may be granted in each year or portion thereof while the Plan is in effect to such of the Eligible Participants as the Committee, in its discretion, shall determine. In determining the Eligible Participants to whom Awards shall be granted, the amount of the Award, the number of Shares to be granted or subject to purchase under such Awards and the number of SARs to be granted, the Committee shall take into account the duties of the respective Eligible Participants, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. No Award shall be granted to any member of the Committee so long as his or her membership on the Committee continues or to any member of the Board who is not also an Eligible Participant.

     6. STOCK OPTIONS.

         6.1 TYPES OF OPTIONS. Options granted under this Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Stock Options or (iii) a combination of both. The Award Agreement shall state whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option. Any Option which is designated as a Non-Qualified Stock Option shall not be treated by the Company or the Participant to whom the Option is granted as an Incentive Stock Option for federal income tax purposes.

         6.2 EXERCISE PRICE. Each Award Agreement governing an Option shall state the Exercise Price. The Exercise Price of any Incentive Option granted under the Plan shall not be less than the Fair Market Value of the Common Stock on the date of grant, and in the case of an Incentive Stock Option granted to an Eligible Participant who, at the time such Incentive Stock Option is granted, is a Ten-Percent Stockholder, then the Exercise Price of such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Incentive Stock Option on the date of grant. The Exercise Price of any Non-Qualified Stock Option shall not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the date of grant.

         6.3 TERM OF OPTIONS. Each Award Agreement issued hereunder shall specify the Term of the Option, which Term shall be determined by the Committee in accordance with its discretionary authority hereunder. No Option shall be exercisable for a Term of more than ten (10) years from the date of grant and shall be subject to earlier termination as hereinafter provided. Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to a Participant who is a Ten-Percent Stockholder at the time of grant, then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant and shall be subject to earlier termination as hereinafter provided.

     7. LIMIT ON FAIR MARKET VALUE OF INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during the calendar year under the Plan and all other Plans maintained by the Company, its parent or a Subsidiary shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, options shall be taken into account in the order in which they were granted. Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitation set forth in this Section 7, shall be a Non-Qualified Stock Option to the extent that a portion of the Option exceeds this limitation.

     8. STOCK APPRECIATION RIGHTS.

         8.1 GRANT OF SAR. The Committee, in its discretion, may grant an Eligible Participant an SAR in tandem with an Option or may grant an Eligible Participant an SAR on a stand alone basis. The Committee, in its discretion, may grant an SAR in tandem with an Option either at the time the Option is granted or at any time after the Option is granted, but no later than six (6) months and one (1) day prior to the end of the Term of the Option, so long as the grant of the SAR is made during the period in which grants of SARs may be made under the Plan. The Committee, in its discretion, may grant an SAR in tandem with an Option, which is exercisable either in lieu of, or in addition to, exercise of the related Option.

         8.2 LIMITATIONS ON EXERCISE. Each SAR granted in tandem with an Option shall be exercisable to the extent, and only to the extent, the related Option is exercisable and shall be for such Term as the Committee may determine. Such Term, which shall not exceed ten (10) years, may expire prior to the Term of the related Option. Each SAR granted on a stand-alone basis shall be exercisable to the extent, and for such Term, as the Committee may determine. If, and to the extent, a Section 16 Participant is to receive cash in exchange for an SAR, the SAR and any related Option are exercisable only during a Window Period. The SARs shall be subject to such other terms and conditions as the Committee, in its discretion, shall determine and which are not otherwise inconsistent with the Plan. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, and limitations, if any, on the amount of appreciation in value which may be recognized with regard to such SAR. The Company's obligation to any Participant exercising an SAR may be paid in cash or Shares, or partly in cash or Shares, at the sole discretion of the Committee. The Committee shall have at all times final control and authority over the form of payment of any SAR. If, and to the extent that, Shares are issued in satisfaction of amounts payable upon exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

         8.3 SARS IN TANDEM WITH INCENTIVE STOCK OPTIONS. With respect to SARs granted in tandem with Incentive Stock Options, the following shall apply:

               (a) No SAR shall be exercisable unless the Fair Market Value of the Shares on the date of exercise exceeds the Exercise Price of the related Incentive Stock Option.

               (b) In no event shall any amounts paid pursuant to the SAR exceed the difference between the Fair Market Value of the Shares on the date of exercise and the Exercise Price of the related Incentive Stock Option.

               (c) The SAR must expire no later than the last date the related Incentive Stock Option can be exercised.

         8.4 SURRENDER OF OPTION OR SAR GRANTED IN TANDEM. If the Award Agreement related to the grant of an SAR in tandem with an Option provides that the SAR can only be exercised in lieu of the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall be deemed surrendered and shall not thereafter be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall be deemed surrendered and shall not thereafter be exercisable. If the Award Agreement relating to the grant of an SAR in tandem with an Option provides that the SAR can be exercised in addition to the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall not be deemed surrendered and shall continue to be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall not be deemed surrendered and shall continue to be exercisable.

     9. EXERCISE OF RIGHTS UNDER OPTION OR SAR AWARDS. A Participant entitled to exercise an Option or SAR may do so by delivering to the Company (a) a written notice of exercise in substantially the form prescribed from time to time by the Committee specifying the number of Shares with respect to which the Option or SAR is being exercised and any other information the Committee may prescribe, and, (b) with respect to an Option in full payment of the Exercise Price for each Share of Common Stock purchased under the Option. Such notice shall specify the number of Shares of Common Stock with respect to which the Option or SAR is exercised and shall be signed by the Participant exercising the Option or SAR. The Option or SAR must be exercised for at least 500 Shares (or, in the case of an SAR, for cash equal to the Fair Market Value of 500 Shares) at any one time, unless the total number available for exercise under the Option or SAR is less than 500. The purchase price of any Shares to be purchased upon exercise of an Option may be made (i) in cash, (ii) with the Committee's approval (and subject to the requirements of Rule 16b-3), in Shares valued at Fair Market Value at the time of exercise, (iii) with the Committee's approval, a combination thereof or
(iv) as otherwise approved by the Committee in its sole and absolute discretion. No Shares shall be issued upon exercise of an Option or SAR until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company as determined by the Committee.

     10. RIGHTS OF OPTION AND SAR HOLDERS. The holder of an Option or SAR shall not have any rights of a stockholder of the Company with respect to the Shares subject to purchase or issuance under such Award, except to the extent that one or more certificates for such Shares shall be delivered to the holder upon due exercise of the Option or SAR.

     11. STOCK BONUS AWARDS. Stock Bonus Awards granted under the Plan shall be subject to such terms and conditions as the Committee may, in its discretion, determine. Stock Bonus Awards issued under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time determine. Stock Bonus Awards may be subject to restrictions which lapse over time with or without regard to Performance Objectives for a specific Performance Period.

         11.1 RECEIPT OF SHARES. Each Award Agreement shall set forth the number of Shares issuable under the Stock Bonus Award evidenced thereby. Subject to the restrictions of Sections 11.2, 11.3 and 11.4 of the Plan and as set forth in the related Award Agreement, the number of Shares granted under a Stock Bonus Award shall be issued to the recipient Participant thereof on the date of grant of such Stock Bonus Award or as soon as may be practicable thereafter and deposited into escrow, if applicable. If the Committee determines that a Stock Bonus Award shall be subject to the attainment of Performance Objectives, then such specific Performance Objectives shall be established prior to the grant of the Stock Bonus Award. In establishing the Performance Objective or Performance Objectives, the Committee shall also establish a schedule or schedules setting forth the portion of the Performance Share which will be earned or forfeited based on the degree of achievement of the Performance Objectives actually achieved or exceeded as determined by the Committee. The Committee may at any time adjust the Performance Objectives and any schedules and portions of payments related thereto, adjust the way in which Performance Objectives are measured, or shorten any Performance Period if it determines that conditions or the occurrence of events warrants such actions; provided, that this provision shall not apply to any Stock Bonus Award that is intended to qualify as performance-based compensation under Code Section 162(m)(4)(C) if and to the extent that it would prevent the Award from so qualifying. The Committee shall have the right to reduce or eliminate the Stock Bonus Award payable upon the attainment of a Performance Objective, but shall not have the discretion to increase an Award upon the attainment of a Performance Objective.

         11.2 RIGHTS OF RECIPIENT PARTICIPANTS. Shares received pursuant to Stock Bonus Awards shall be duly issued or transferred to the Participant, and a certificate or certificates for such Shares shall be issued in the Participant's name. Subject to the restrictions in Section 11.3 of the Plan and as set forth in the related Award Agreement, the Participant shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. As a condition to issuing Shares, the Committee may require a Participant to execute an escrow agreement and any other documents which the Committee may determine. In aid of such restrictions, certificates for Shares awarded hereunder, together with a suitably executed stock power signed by each recipient Participant, shall be held by the Company in its control for the account of such Participant (i) until the restrictions determined by the Committee, in its discretion, and as set forth in the related Award Agreement, lapse pursuant to the Plan or the Award Agreement, at which time a certificate for the appropriate number of Shares (free of all restrictions imposed by the Plan or the Award Agreement except those established by the Committee at the time of grant of the Award) shall be delivered to the Participant, or (ii) until such Shares are forfeited to the Company and cancelled as provided by the Plan or the Award Agreement.

         11.3 NON-TRANSFERABILITY OF STOCK BONUS AWARDS. Until such time as the restrictions determined by the Committee or as otherwise set forth in the related Award Agreement have lapsed, the Shares awarded to a Participant and held by the Company pursuant to Section 11.2 of the Plan, and the right to vote such Shares or receive dividends on such Shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that, if so provided in the Award Agreement, such Shares may be transferred upon the death of the Participant to such of his legal representatives, heirs and legatees as may be entitled thereto by will or the laws of intestacy.

         11.4 RESTRICTIONS. Shares received pursuant to Stock Bonus Awards shall be subject to the terms and conditions as the Committee may determine, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such Shares and the requirement that the Participant forfeit such Shares back to the Company upon termination of employment for any reason or for specified reasons.

     12. PERFORMANCE SHARES.

         12.1 GRANTS OF PERFORMANCE SHARES. Performance Shares may be granted under the Plan in such form and to such Eligible Participants as the Committee may from time to time approve. Performance Shares may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the amount or number of Performance Shares to be granted to a Participant and the Committee may impose different terms and conditions on any particular grant of Performance Shares to any Participant. Each grant of Performance Shares shall be evidenced by a written instrument stating the number of Performance Shares granted, the Performance Period, the Performance Objective or Performance Objectives, the proportion of payments for performance between the minimum and full performance levels, if any, restrictions applicable to Shares receivable in settlement, if any, and any other terms, conditions, restrictions and rights with respect to such grant as determined by the Committee. The Committee may determine that the Participant must forfeit such Performance Shares to the Company upon termination of employment for any reason or for specified reasons. The Committee may provide, in its sole discretion, that during a Performance Period, a Participant shall be paid cash amounts, with respect to each Performance Share held by such individual in the same manner, at the same time, and in the same amount paid, as a dividend on any Share.

         12.2 PERFORMANCE PERIODS. The Committee shall establish Performance Periods applicable to Performance Shares. There shall be no limitation on the number of Performance Periods established by the Committee and more than one Performance Period may encompass the same fiscal year.

         12.3 PERFORMANCE OBJECTIVES. The Committee shall establish one or more specific Performance Objectives for a Performance Period and such Performance Objectives shall be established prior to the grant of any Performance Shares with respect to such period. In establishing the Performance Objective or Performance Objectives, the Committee shall also establish a schedule or schedules setting forth the portion of the Performance Shares which will be earned or forfeited based on the degree of achievement of the Performance Objectives actually achieved or exceeded as determined by the Committee. The Committee may at any time adjust the Performance Objectives and any schedules and portions of payments related thereto, adjust the way Performance Objectives are measured, or shorten any Performance Period if it determines that conditions or the occurrence of events warrant such actions; provided, that this provision shall not apply to any Performance Share that is intended to qualify as performance-based compensation under Code Section 162(m)(4)(C) if and to the extent that it would prevent the Award from so qualifying. The Committee shall have the right to reduce or eliminate the compensation or Award payable upon the attainment of a Performance Objective but shall not have the discretion to increase an Award upon the attainment of a Performance Objective.

         12.4 NONTRANSFERABILITY OF PERFORMANCE SHARES. Until such time as the Performance Objectives as determined by the Committee have been met and until any restrictions upon the Performance Shares have lapsed, Performance Shares and any rights related thereto may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of by any Participant.

         12.5 PAYMENT OF AWARDS. As soon as practicable after the end of the applicable measurement period as determined by the Committee, the Committee shall determine the extent to which the Performance Objectives have been met and the extent to which Performance Shares are issuable. Payment in settlement of Performance Shares shall be payable entirely in cash, entirely in Shares, or in such combination of Shares and cash as the Committee may determine, in its sole discretion, at any time prior to such payment. If payment is to be made in the form of cash, the amount payable for each unit earned shall be equal to the dollar value of each unit (as determined by the Committee) times the number of earned units.

     13. CESSATION OF EMPLOYMENT.

         13.1 CESSATION OF EMPLOYMENT EXCEPT BY DEATH, DISABILITY OR RETIREMENT. If a Participant ceases to be an Employee for any reason other than his or her death, Disability or Retirement, such Participant (i) shall have the right, subject to the restrictions referred to in Section 15 below, to exercise his Option or SAR at any time within ninety (90) days after cessation of employment, but, except as otherwise provided in the applicable Award Agreement, only to the extent that, at the date of cessation of employment, the Participant's right to exercise such Option or SAR had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised and (ii) shall be entitled to such portion of his Performance Shares and Stock Bonus Awards which as of the date of such cessation of employment shall have accrued pursuant to the terms of the applicable Award Agreement. An Award Agreement may, in the sole discretion of the Committee, but need not, provide that the Option or SAR shall cease to be exercisable on the date of such cessation if such cessation arises by reason of such Employee's misconduct (as defined in any such Award Agreement). An Employee shall be considered to have been terminated for misconduct if he or she resigns or is discharged or otherwise terminated on account of conviction of a felony, misappropriation of the assets of the Company or any Subsidiaries or any affiliate, continued or repeated insobriety or illegal drug use, continued or repeated absence from service during the usual working hours of the employee's position for reasons other than Disability or sickness, or refusal to carry out a reasonable direction of the Board or of the chief executive officer of the Company or of any other person designated by such chief executive officer.

         For purposes of this Section 13.1, the employment relationship shall be treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Committee). The foregoing notwithstanding, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond the ninetieth (90th) day after the Participant ceased active employment, unless the Participant's reemployment rights are guaranteed by statute or by contract.

         13.2 DEATH OF PARTICIPANT. If a Participant dies while an Employee, or after ceasing to be an Employee but during the period in which he or she could have exercised an Option or SAR under this Section 13.2, and has not fully exercised the Option, then the Option or SAR may be exercised in full, subject to the restrictions referred to in Section 15 below, at any time within twelve
(12) months after the Participant's death by his Successor, but, except as otherwise provided in the applicable Award Agreement, only to the extent that, at the date or death, the Participant's right to exercise such Option or SAR had accrued and had not been forfeited pursuant to the terms of the applicable Award Agreement and had not previously been exercised. If an Employee dies while a Participant and has received Performance Shares or a Stock Bonus Award, such Participant's Successor shall be entitled to such portion of such Award which as of the date of death has accrued pursuant to the terms of the Applicable Award Agreement.

         13.3 DISABILITY OF PARTICIPANT. If a Participant ceases to be an Employee by reason of Disability, such Participant, subject to the restrictions referred to in Section 15 below, (i) shall have the right, to exercise the Option or SAR at any time within twelve (12) months after such cessation of employment, but, except as provided in the applicable Award Agreement, only to the extent that, at the date of such cessation of employment, the Participant's right to exercise such Option or SAR had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised, and (ii) shall be entitled to such portion of his Performance Shares or Stock Bonus Award which as of the date of cessation of employment shall have accrued pursuant to the terms of the applicable Award Agreement.

         13.4 RETIREMENT OF PARTICIPANT. If a Participant ceases to be an Employee by reason of Retirement (and not on account of misconduct as determined in Section 13.1), such Participant, subject to the restrictions referred to in
Section 15 below, (i) shall have the right to exercise the Option or SAR at any time within ninety (90) days after cessation of employment, but only to the extent that, at the date of cessation of employment, the Participant's right to exercise such Option or SAR had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised, and (ii) shall be entitled to such portion of his Performance Shares or Stock Bonus Award which as of the date of cessation of employment shall have accrued pursuant to the terms of the applicable Award Agreement.

     14. AWARD TERMS AND CONDITIONS. Each Award Agreement setting forth an Award shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board or by the Committee. The Committee shall from time to time adopt policies and procedures applicable to Awards that will govern the lapse or non-lapse of restrictions.

     15. NONTRANSFERABILITY OF AWARDS. During the lifetime of a Participant, no Award of a Participant under the Plan and no rights and interests therein, including the right to any amounts or Shares payable, may be assigned, pledged, hypothecated or otherwise transferred by a Participant. In the event of a Participant's death, the Award shall not be transferable by the Participant other than by will or the laws of descent and distribution. During the lifetime of a Participant, Options and SARs are exercisable only by, and payments in settlement of Awards will be payable only to the Participant or his or her legal representative. Any other attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of any Award or right thereunder, shall be null and void and, at the Company's option, shall cause all of the Participant's rights under the Award to terminate.

     16. VESTING OF AWARDS. The Committee may, in its sole discretion, grant Awards which vest over time and/or are based upon satisfaction of Performance Objectives. The Committee may, in its discretion, modify or change any Performance Objectives concerning any Award or accelerate the vesting of any Award; provided that the Committee shall not modify or change any Performance Objective or accelerate the vesting of any Award that is intended to qualify as performance-based compensation under Code Section 162(m)(4)(C) if and to the extent that such modification, change or acceleration would prevent the Award from so qualifying.

     17. EFFECT OF CERTAIN EVENTS.

         17.1 STOCK SPLITS AND DIVIDENDS. Subject to any required action by stockholders, the number of Shares covered by the Plan as provided in Section 3 hereof, the number of Shares covered by each outstanding Award and the purchase price thereof, if any, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only if paid in Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by Company.

         17.2 MERGER, SALE OF ASSETS, LIQUIDATION. Subject to any required action by stockholders, if the Company shall merge with another corporation and the Company is the surviving corporation in such merger and under the terms of such merger the shares of Common Stock outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding Award shall continue to apply to the Shares subject thereto and shall also pertain and apply to any additional securities and other property, if any, to which a holder of the number of Shares subject to the Award would have been entitled as a result of the merger. If the Company sells or disposes of all or substantially all of its assets or merges (other than a merger of the type described in the immediately preceding sentence) or consolidates with or into another corporation or entity, this Plan and each Award shall terminate, but (a) with respect to an Option or SAR, only after each Participant (or successor in interest) has been given the right to exercise any unexpired Option or SAR in full or in part, to the extent that, on the date of such sale, disposition or merger, the Participant's right to exercise such Option or SAR had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised, and (b) with respect to Performance Shares and Stock Bonus Awards, each Participant shall be entitled to such portion of the Performance Shares or Stock Bonus Award which has vested as of the date of such sale, disposition or merger. The right to exercise an Option or SAR, as described in clause (a) above, shall be exercisable for the period of twenty (20) days ending five (5) days before the effective date of the sale, merger, or consolidation (or such longer period as the Committee may specify). Alternatively, in its sole and absolute discretion, the surviving or acquiring corporation (or the parent company of the surviving or acquiring corporation) may tender to any Participant (or successor in interest) a substitute option, stock appreciation right, performance share or stock bonus award of the surviving or acquiring corporation (or the parent corporation of the surviving or acquiring corporation). The substitute option, stock appreciation right, performance share or stock bonus award shall contain all terms and provisions required substantially to preserve the rights and benefits of all Awards then held by the Participant (or successor in interest) receiving the substitute option, stock appreciation right, performance share or stock bonus award. Any other dissolution or liquidation of the Company shall cause each Award to terminate.

         At the discretion of the Committee, an Option or SAR exercised in contemplation of the consummation of the sale of all or substantially all of the assets of the Company or a merger (other than a merger of the type described in the first sentence of the immediately preceding paragraph) or consolidation of the Company with another corporation, may be conditioned upon such sale, merger or consolidation becoming effective.

         17.3 ADJUSTMENT DETERMINATION. To the extent that the foregoing adjustments relate to securities of the Company, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

         17.4 LIMITATION ON RIGHTS. Except as expressly provided in this Section 17, the Participants shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or purchase price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

         17.5 SUBSTITUTION OF AWARDS. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company acquires (whether by purchase, merger or otherwise) all or substantially all of the outstanding capital stock or assets of another corporation or of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute options, stock appreciation rights, performance shares or stock bonus awards under the Plan for options, stock appreciation rights, performance shares or stock bonus awards under the plan of the acquired company; provided, that (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution, (ii) the excess of the fair market value of the shares subject to a stock appreciation right immediately after the substitution over the base price of the stock appreciation right is not more than the similar excess immediately before such substitution, and (iii) the substituted award does not give persons additional benefits, including without limitation any extension of any applicable exercise period.

     18. CHANGE IN CONTROL

         18.1 EFFECT ON AWARDS. In the event of a Change in Control, then the Committee may in its sole discretion, without obtaining stockholder approval, take one or more of the following actions to the extent not inconsistent with the other provisions of the Plan:

               (i) accelerate the exercise dates of all Options and SARs then outstanding, or make such Options and SARs fully vested and exercisable as of the date of the Change in Control, whether or not then exercisable;

               (ii) deem all restrictions and conditions of all Stock Bonus Awards then outstanding to be satisfied as of the date of the Change in Control;

               (iii) deem all Performance Shares to have been fully earned as of the date of the Change in Control; or

               (iv) make any other adjustments or amendments to the Plan or Awards.

         Moreover, the Committee, in its sole discretion, may at any time, and subject to the terms and conditions as it may impose:

               (i) grant Awards that become exercisable only in the event of a Change in Control;

               (ii) provide for Awards to be exercised automatically and only for cash in the event of a Change in Control;

               (iii)  substitute new Awards for old Awards; and

               (iv) provide in advance or at the time of a Change in Control for cash to be paid in settlement of any Award in the event of a Change in Control.

         In no event, however, may an acceleration payment or adjustment be made under this Section 17.1 which, when aggregated with other payments made to the Participant, would, in the opinion of the Committee, result in an excess parachute payment for the Company (or, where applicable, a Subsidiary) would not receive a federal income tax deduction by reason of Section 280G of the Code.

         18.2 TERMINATION OF EMPLOYMENT. Notwithstanding anything contained in this Plan to the contrary, in the event a Change in Control takes place and a Participant's employment or status as a consultant is terminated prior to the completed Change in Control and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates the Change in Control or (ii) otherwise occurred in connection with or in anticipation of a Change in Control which actually occurs, then for all purposes of this Plan, the date of the Change in Control in respect of such Participant shall mean the date immediately prior to the date of termination of such Participant's employment.

     19. FORM OF AWARDS. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder at such date or dates as the Committee may determine, subject to the Plan. Whenever the Committee determines to grant an Award, the Secretary or the President of the Company, or such other person as the Committee appoints, shall send notice thereof to the Participant, in such form as the Committee approves, stating the number of Shares and SARs subject to the Award, its Term, and the other provisions, restrictions and conditions thereof. The notice shall be accompanied by a written Award Agreement (and in the case of a Stock Bonus Award, by a blank stock power and/or escrow agreement for execution by the Participant) which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution of an Award Agreement by the recipient in accordance with the provisions of the Plan shall be a condition precedent to the exercise or settlement of any Award.

     20. WITHHOLDING FOR TAXES.

         20.1 COMPANY'S RIGHT TO PAYMENT FOR TAXES REQUIRED TO BE WITHHELD. If the Company determines that it is required to withhold state or federal income tax upon the issuance of Shares pursuant to an Award, the Company shall have the right, before any payment is made or a certificate for any Shares is delivered or any Shares are credited to any brokerage account, to deduct or withhold from any payment under the Plan any Federal, state, local or other taxes, including transfer taxes, required by law to be withheld or to require the Participant or his beneficiary or estate, as the case may be, to pay any amount, or the balance of any amount, required to be withheld. The Company may elect to deduct such taxes from any amounts payable then or any time thereafter in cash or Shares or otherwise to the Participant. If the Participant disposes of Shares acquired upon the exercise of an Incentive Stock Option prior to the later of the second anniversary of the grant of such Incentive Stock Option or the first anniversary of the issuance of Shares upon the exercise of such Incentive Stock Option, the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Participant. In addition, the certificate or certificates registered in the name of the beneficial holder representing the incentive stock issued upon such exercise shall bear the following legend during such period:

         "Solely to assist the issuer of the shares represented by this certificate, until the later of the second anniversary of the date of grant of the Option under which the certificate was originally issued or one year from the date of original issuance of the shares represented by the certificate, the Transfer Agent will notify the issuer of the shares represented hereby of any requested transfer by the original registered holder."

         20.2 PARTICIPANT ELECTION TO WITHHOLD SHARES. The Committee may permit a Section 16 Participant to satisfy his or her tax liability with respect to the exercise, vesting or settlement of an Award, by having the Company withhold Shares otherwise issuable upon the exercise, vesting or settlement of the Award if such Participant makes an irrevocable election, by way of a written statement in a form acceptable to the Committee, at least six (6) months before the date the Participant recognizes federal taxable income with respect to the receipt of such Shares or during any Window Period.

     21. TERMINATION OF PLAN. The Plan shall terminate ten (10) years from the date hereof, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

     22. AMENDMENT OF THE PLAN.

         22.1 STOCKHOLDER APPROVAL. The Committee may from time to time, with respect to any Shares at the time not subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, no amendment shall be made without the approval of the stockholders of the Company
(i) if required under Section 422 of the Code or Rule 16b-3 or (ii) if such amendment would change the material terms of performance goals that were previously approved by the Company's stockholders within the meaning of Proposed Treasury Regulation Section 1.162-27(e)(4)(vi) or a successor provision, unless the Board determines that such approval is not necessary to avoid loss of a deduction under Section 162(m) of the Code, will not avoid such a loss of deduction or is not advisable. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Award granted under the Plan shall impair any of the rights of any Participant, without his or her consent, under any Award theretofore granted under the Plan.

         22.2 EXCHANGE ACT. During such time that the Common Stock is registered under the Exchange Act, the Plan shall be amended by the Committee from time to time to the extent necessary or advisable, in the judgment of the Committee after having consulted with the Company's counsel, to enable Section 16 Participants to obtain the benefits of such exclusions or exemptions from the
Section 16 Requirements as may be established by the Commission from time to time by rule, regulation, administrative order or interpretation (whether such interpretation is made by the Commission or staff) with respect to (i) the receipt of Awards, (ii) the exercise, modification, extension, cancellation, exchange, termination or expiration of Awards, (iii) the purchase of Common Stock upon the exercise of Awards, (iv) the sale of Common Stock received upon the exercise of Awards, (v) the issuance of Shares upon the grant of Awards, and
(vi) the administration of this Plan. Anything in the Plan to the contrary notwithstanding, such amendments may be made without approval of the Company's stockholders unless and to the extent that, in the judgment of the Committee after consulting with the Company's counsel, stockholder approval of such an amendment is a prerequisite to effectuating a desired exclusion or exemption from the Section 16 Requirements.

         With respect to Section 16 Participants, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     23. GOVERNING LAW; REGULATIONS AND APPROVALS.

         23.1 GOVERNING LAW. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance of the laws of the State of California without giving effect to the conflicts of laws principles thereof, except to the extent that such laws are preempted by federal law.

         23.2 DELIVERY OF SHARES. The obligation of the Company to issue, sell and deliver Shares with respect to any Awards granted under this Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

         23.3 SECURITIES LAW REQUIREMENTS.

           (a) Legality of Issuance.  No Award shall be granted nor shall any
               --------------------
Shares be issued upon the exercise of any Award unless and until the Company has determined that:

               (i) it and the Participant have taken all actions required to register the offer and sale of the Shares under the Securities Act, or to perfect an exemption from the registration requirements thereof;

               (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and

               (iii) any other applicable provision of state or federal law has been satisfied.

           (b) Restrictions on Transfer; Representations of Optionee; Legends.
               --------------------------------------------------------------
Regardless of whether the offering and sale of Shares under the Plan has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law. In the event that the issuance of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, each Participant shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

          "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE 'ACT'). ANY TRANSFER OR PLEDGE OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER OR PLEDGE TO COMPLY WITH THE ACT."

          Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 22.3 shall be conclusive and binding on all persons.

          (c) Registration or Qualification of Securities.  The Company may, but
              -------------------------------------------
shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under the Plan to comply with any law.

          (d) Exchange of Certificates.  If, in the opinion of the Company and
              ------------------------
its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

         23.4 PERFORMANCE-BASED COMPENSATION. The Plan is intended to give the Committee the authority, in its discretion, to grant Awards that qualify as performance-based compensation under Code Section 162(m)(4)(C).

     24. DEFERRAL ELECTIONS. The Committee may permit any Participant receiving an Award to elect to defer his or her receipt of a payment of cash or the delivery of Shares that would be otherwise due such individual by virtue of the exercise, settlement, vesting or lapse of restrictions regarding any Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible payment or crediting of reasonable interest on such deferred amounts credited in cash and the payment or crediting of dividend equivalents in respect of deferrals credited in Shares.

     25. MISCELLANEOUS.

         25.1 EMPLOYMENT RIGHTS. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant the right to participate under the Plan, and a grant of an Award under the Plan shall not be construed as giving any recipient of the grant any right to be retained in the employ of the Company.

         25.2 NO TRUST OR FUND CREATED. Neither the Plan nor any grant made hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any recipient of a grant of an Award or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to a grant under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

         25.3 AWARDS TO FOREIGN NATIONALS. Without amending the Plan, Awards may be granted to participants who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different than those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

         25.4 OTHER PROVISIONS. As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

     26. EFFECTIVENESS OF THE PLAN. This Plan was effective on June 1, 1994; the amendments to the original plan document were effective on June 8, 1995.